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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33-82612, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, and 333-134043 of Scientific Games Corporation on Form S-8, Registration Nos. 333-74590, 333-110477, 333-112452, 333-124107 and 333-141720 of Scientific Games Corporation on Form S-3, and Registration Statement No. 333-155346 of Scientific Games International, Inc. on Form S-3 of our report dated February 27, 2009, with respect to the balance sheets of Consorzio Lotterie Nazionali as of December 31, 2008 and 2007, and the related statements of income, changes in equity and cash flows for the years then ended, prepared on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, included in this Annual Report (Form 10-K) of Scientific Games Corporation for the year ended December 31, 2008.

/s/ Reconta Ernst & Young S.p.A.

Rome, Italy
February 27, 2009

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  Exhibit 23.2